UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2009
Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective January 10, 2009, Harold W. Ingalls resigned as Premier Exhibitions, Inc.’s (the “Company’s”) Chief Financial Officer and as a Director of the Company.
          Mr. Ingalls had previously notified the Company on November 11, 2008 of his intention to exercise a provision in his Employment Agreement that permitted him to resign from the Company in 60 days for “Good Reason” (the “Original Notice”). The Original Notice, which sets forth the basis for Mr. Ingalls’s resignation, is attached as Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission on December 4, 2008, and is incorporated herein by reference. In his letter of resignation, a copy of which is attached to the Current Report on Form 8-K as Exhibit 99.1, Mr. Ingalls indicated that the Company had not remedied the basis for his contemplated resignation.
          Mr. Ingalls’s Employment Agreement provides that, in the event his employment is terminated for “Good Reason”, he is entitled to: (i) any unpaid compensation and benefits; (ii) the continuation of his salary for one year; (iii) the continuation of his medical and dental insurance for one year; and (iv) the immediate vesting of certain stock options or awards of restricted stock.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation, dated January 9, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: January 12, 2009	By:	/s/ Arnie Geller
Arnie Geller
Chief Executive Officer